EXHIBIT 10.3
                          ASSET PURCHASE AGREEMENT

     This Agreement, dated as of July 30, 1997, is by and between Mac Filmworks, Inc., ("MFI") a Texas corporation (the "Purchaser") and Western International, Inc. ("WII"), a California Corporation (the "Seller").

                            W I T N E S S E T H:

     WHEREAS, Purchaser desires to purchase certain of Seller's assets subject to the terms and conditions set forth herein and Seller desires to sell those assets to Purchaser; and

     WHEREAS, Seller has the power and authority to enter into and carry out the terms of this Agreement;

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                 ARTICLE I
                             Purchase and Sale

     1.01. Sale and Purchase of Assets. Subject to and upon the terms and conditions contained herein, at the Closing (as hereinafter defined), Seller shall sell, transfer, assign, convey and deliver to Purchaser, free and clear of all liens, claims and encumbrances, and Purchaser shall purchase, accept and acquire from Seller, the following:

     (i) Ninety-one (92) English language cartoon film master recordings, all in 35mm, 16mm 1 inch and/or BETA SP video masters, color or black and white, and further described as "movie elements for video masters" and suitable for conversion to 1 inch video or Beta SP format, as listed in Exhibit "A" hereto, and Seller's rights in the underlying contracts, and all rights owned or controlled by Seller for the exploitation and other use of such master recordings pertaining thereto together with the exclusive right, title and interest in and possession of all such master recordings;

    (ii) All available collateral materials, including without limitation, trailers, scripts, still photographs, posters and press kits relative to the film master listed in (i) above.

   (iii) Any copyrights, copyright registrations, copyright registration applications, trademarks, trademark registrations, trademark registration applications and trade names related to film masters, trailers, scripts, still photographs, posters and press kits owned or controlled by Seller and all renewals thereof (it being agreed the company and its assigns shall be obligated to assign and transfer copyright renewals to such transferred copyrights to Purchaser without further consideration to the extent such renewals or the right thereto are owned by Company on the Closing Date); and

    (iv) Any agreements with current actors, producers and directors ("Artists' Contracts").

     All of the assets described in Subsections (i) through (iv) above are hereinafter collectively referred to as the "Assets."

     1.02. Excluded Assets. Notwithstanding any other provision hereof, assets of Seller not listed in Section 1.01 shall not be conveyed to Purchaser.

     1.03. Closing. The closing of the transactions contemplated hereby (the "Closing") shall occur on ____________, 1997 (the "Closing Date"), in the offices of ______________________, or at such other time and place as shall be mutually agreed to in writing by the parties hereto. The Closing shall commence at 10:00 a.m., local time, on the Closing Date and proceed promptly to conclusion.

     1.04.  Purchase Price.

     (a) The total purchase price for the Assets (the "Total Purchase Price") shall be Thirty- three Thousand Dollars ($33,000) cash, of which a deposit of Three Thousand Dollars ($3,000) has already been paid, and the issuance of 5,280 shares MFI restricted common stock.

     (b) Twenty percent (20%) of the purchase price (the "Retained Funds") and the 5,280 shares of MFI restricted common stock shall be retained by Seller subject to the evaluation of assets as set forth in
Section 1.07.

     1.05. Nonassumption of liabilities of Seller. Purchaser shall not assume any liabilities whatsoever of Seller. Specifically, but not limited to: (i) any federal, state or local income, sales, business or employment tax liability, known or unknown of Seller, (ii) any ad valorem taxes which have become a lien on any of the Assets, or (iii) any liabilities or obligations of Seller which may be incident to or result from the sale of Sellers' assets hereunder or from any dissolution or liquidation of Seller and any resulting distribution of assets.

     1.06. Instruments of Transfer; Further Assurances. In order to consummate the transactions contemplated hereby, the following shall be delivered at the Closing:

     (a) Seller shall deliver to Purchaser the Assets listed on Exhibit "A", and the Assignment in the form attached hereto as Exhibit "C".

     (b) Purchaser shall deliver to Seller the Promissory Note for Eighty-Seven Thousand Dollars ($87,000), certificates representing 17,400 shares of restricted common stock, and a Registration Rights Agreement in the form attached hereto as Exhibit "D." 10,000 cash to be paid thirty days from the Closing Date. CA no later than August 31, 1997.

     (c) At the Closing, and at all times thereafter as may be necessary, Seller shall execute and deliver to Purchaser such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the Assets and to comply with the purposes and intent of this Agreement.

     1.07.  Asset Evaluation.    Not less than fifteen (15) days nor more
than thirty (30) days from Closing (the "Evaluation Period"), Purchaser shall evaluate the Assets for the following criteria:

     (a)    suitability for broadcasting;

     (b)    good title;

     (c)    duplication in Purchaser's film library.

If, in Purchaser's sole discretion, he finds that any of the Assets are unsuitable for broadcasting, lack good title or are duplicative, he may return the film to Seller and deduct the per film purchase price of Two Hundred Fifty Dollars cash ($250) from the Retained Funds, and forty (40) shares of Company common stock. Any remaining funds and shares shall be immediately released to Seller following the Evaluation Period, or replace with another western film or equate type picture,

     1.08.  Partial Registration.    On or before August 31, 1998 MFI will
either:

      (i) Register up to 8,700 shares of the stock, pursuant to the attached Registration Rights Agreement or

     (ii) Arrange for the private resale of the stock at not less than $5.00 per share; or

    (iii)   Sell the shares pursuant to a suitable exemption.


                                 ARTICLE II
                 Purchaser's Representations and Warranties

     Purchaser represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

     2.01. Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     2.02. Authorization and Validity. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Purchaser, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser. This Agreement and each other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered by Purchaser and constitute or will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

     2.03. No Violation. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or By-laws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.

     2.04. Finder's Fee. Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.


                                ARTICLE III
                  Representations and Warranties of Seller

     Seller represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

     3.01. Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     3.02. Authorization and Validity. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Seller and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Seller. This Agreement and each other agreement contemplated hereby have been or will be duly executed and delivered by Seller and constitute or will constitute legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms.

     3.03. No Violation. Neither the execution and performance of this Agreement or the agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) result in a violation or breach of the Articles of Incorporation or Bylaws of Seller or any agreement or other instrument under which Seller is bound or to which any of the assets of Seller are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or (b) violate any applicable law or regulation or any judgment or order of any court or governmental agency. Seller has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports. Seller possesses all necessary licenses, franchises, permits and governmental authorizations.

     3.04. Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Seller.

     3.05. Compliance with Laws. There are no existing violations by Seller of any applicable federal, state or local law or regulation that could affect the property or business of Seller.

     3.06. Finder's Fee. Seller has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

     3.07. Litigation. Seller has not had any legal action or administrative proceeding or investigation instituted or, to the best of the knowledge of Seller, threatened against or affecting, or that could affect any of the assets or business of Seller. Seller is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to Seller or to its business, assets, operations or employees, or (b) in default with respect to any such order, writ, injunction or decree. Seller knows of no basis for any such action, proceeding or investigation.

     3.08. Title. Seller has good title to all of the Assets being sold to Purchaser by it and that the same are free and clear of all liens and encumbrances and the use, distribution and showing of the Assets will not infringe any copyright claims of any other party.

     3.09. Accuracy of Information Furnished. All information furnished to Purchaser by Seller herein or in any exhibit hereto is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete.


                                 ARTICLE IV
                      Purchaser's Conditions Precedent

     Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

     4.01. Representations and Warranties. The representations and warranties of Seller contained herein shall be true and correct as of the Closing, and Purchaser shall not have discovered any material error, misstatement or omission therein.

     4.02. Covenants. Seller shall have performed and complied with all covenants or conditions required by this Agreement to be performed and complied with by them prior to the Closing.

     4.03. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

     4.04. No Material Adverse Change. No material, adverse change in the assets, business operations or financial condition of Seller shall have occurred after the date hereof and prior to the Closing.


                                 ARTICLE V
                       Seller's Conditions Precedent

     Except as may be waived in writing by Seller, the obligations of Seller hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions:

     5.01. Representations and Warranties. The representations and warranties of Purchaser contained herein shall be true and correct as of the Closing, subject to any changes contemplated by this Agreement, Seller shall not have discovered any material error, misstatement or omission therein.

     5.02. Covenants. Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing.

     5.03. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.


                                 ARTICLE VI
                              Indemnification

     6.01. Seller's Indemnity. Subject to the terms and conditions of this Article VI, Seller hereby agrees to indemnify, defend and hold Purchaser and its officers, directors, stockholders agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by Purchaser by reason of or resulting from a breach by Seller or of any representation, warranty or covenant contained herein or in any agreement executed pursuant hereto, or the failure to perform any other condition imposed on Seller hereunder.

     6.02. Purchaser's Indemnity. Subject to the terms and conditions of this Article VI, Purchaser hereby agrees to indemnify, defend and hold Seller and its officers, directors, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by Seller by reason of or resulting from a breach by Purchaser of any representation, warranty or covenant contained herein or in any agreement executed pursuant hereto, or the failure to perform any other condition imposed on Purchaser hereunder.

     6.03. Conditions of Indemnification. The respective obligations and liabilities of Seller and Purchaser (the "indemnifying party") to the other (the "party to be indemnified") under Sections 6.01 and 6.02 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

     (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position including the entry of a default judgment) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the party to be indemnified may participate in the defense with counsel of its own choice and at its own expense.

     (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

     (c) Anything in this Section 6.03 to the contrary notwithstanding, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified, which consent shall not be unreasonably withheld.

     (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

     6.04. Remedies Not Exclusive. The remedies provided in this Article VI shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.


                                ARTICLE VII
                               Miscellaneous

     7.01. Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

     7.02. Assignment. Neither this Agreement nor any right created hereby shall be assignable by either party hereto, except by Purchaser to a wholly-owned subsidiary of Purchaser.

     7.03. Notice. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

          If to Seller:     Western International, Inc.
                            2899 Agoura Road
                            Westlake Village, CA 913161
                            Attn: Ken Hartford

          with a copy to:



          If to Purchaser:  Mac Filmworks, Inc.
                            9464 Mansfield Road, Suite A-1
                            Shreveport, La.  71118
                            Attn: Jim McCullough

          with a copy to:   Thomas C. Pritchard
                            Brewer & Pritchard, P.C.
                            Texaco Heritage Plaza
                            1111 Bagby, Suite 2450
                            Houston, Texas 77002

Any party may change its address for notice by written notice given to the other parties.

     7.04. Entire Agreement. This Agreement and the exhibits hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

     7.05. Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorney fees), except that each party hereto agrees to pay the costs and expenses, including reasonable attorney fees, incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement, or (b) proving that the other parties breached any of the terms of this Agreement in any material respect.

     7.06. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     7.07. Specific Performance. Seller acknowledges that a refusal by Seller to consummate the transaction contemplated hereby, will cause irrevocable harm to Purchaser, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, Purchaser shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

     7.08. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of Seller or Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by Seller or Purchaser, as the case may be, and shall survive the Closing and any investigation made by any party hereto or on its behalf.

     7.09. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas. The parties agree that any litigation relating directly or indirectly to this Agreement must be brought before and determined by a court of competent jurisdiction within the State of Louisiana.

     7.10. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     7.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     7.12. Taxes. Buyer shall be liable for and shall indemnify Purchaser against all sales, use or other taxes resulting from the transactions contemplated hereby.

     7.13. Bulk Transfer Laws. Prior to the Closing, the parties hereto will comply in all respects with any applicable bulk transfer laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                     SELLER:

                                     WESTERN INTERNATIONAL, INC.

                                     By://s// KEN HARTFORD
                                     Name:  Ken Hartford
                                     Title: President

                                     PURCHASER:

                                     MAC FILMWORKS, INC.


                                     By://s// JIM MCCULLOUGH, SR.
                                     Name:  Jim McCullough, Sr.
                                     Title: President



                                EXHIBIT "A"






                                EXHIBIT "B"

THIS HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND IS TRANSFERRABLE ONLY UPON COMPLIANCE WITH ALL APPLICABLE SECURITIES AND OTHER LAWS.

                              PROMISSORY NOTE

$87,000                   Shreveport, Louisiana                July 30, 1997

     FOR VALUE RECEIVED, the undersigned, MAC FILMWORKS, INC. a Texas corporation ("Maker"), hereby promises to pay to the order of WESTERN INTERNATIONAL, INC. ("Payee"), at Shreveport, Louisiana, the principal sum of Eighty-seven Thousand and no/100 Dollars ($87,000), in lawful money in United States of America, which shall be legal tender, in payment of all debts and dues, public and private, at the time of payment, bearing interest and payable as provided herein.

     Interest on the unpaid balance of this Note shall accrue at a rate per annum equal to 6%; provided, however, that such interest shall not exceed the Maximum Rate as hereinafter defined. All past-due principal and interest shall bear interest at the maximum rate permitted by applicable law. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The principal amount and accrued interest of this Note shall be due and payable two equal installments plus accrued interest, with a first payment due on August 31, 1998 and the succeeding payment due on the same date one year thereafter.

     The installment payments are payable in cash, or upon the written request of Payee thirty (30) days prior to the date payment is due, through the issuance of Maker common stock, $.001 par value.

     This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

     If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

     An event of default means default in the payment of the principal of, and interest on, the Note at its maturity, whatever the reason for such event of default and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any Court or any order, rule or regulation of any administrative governmental body ("Event of Default").

     If an Event of Default shall occur and shall continue for a period of seventy two (72) hours, Payee shall automatically be entitled to shares of Maker common stock. For purposes of this provision, the common stock issued to Payee shall be valued at sixty percent (60%) of the average previous thirty (30) days closing bid price, as quoted by NASDAQ or the OTC Electronic Bulletin Board. Payee shall receive one demand registration right and one piggy-back registration right for shares issued pursuant to this provision.

     Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate. In the event the maturity of this Note is accelerated by reason of an Event of Default under this Note, other agreement entered into in connection herewith or therewith, by voluntary prepayment by Maker or otherwise, then earned interest may never include more than the Maximum Rate, computed from the dates of each advance of the loan proceeds outstanding until payment. If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Maker.
In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non principal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term "Maximum Rate" shall mean the maximum rate of interest allowed by applicable federal or state law.

     Except as provided herein, Maker and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees.

     This Note shall be construed and enforced under and in accordance with the laws of the State of Louisiana.

     IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written.

                              MAC FILMWORKS, INC.


                              By: //s// JIM MCCULLOUGH, SR.
                                  Jim McCullough



                                EXHIBIT "C"

                                 ASSIGNMENT


     FOR GOOD AND VALUABLE CONSIDERATION, the receipt, sufficiency and adequacy of which are hereby acknowledged, Western International, Inc.("WII") does hereby:

     SELL, ASSIGN AND TRANSFER to Mac Filmworks, Inc., a Texas corporation, the assets listed on Exhibit "A" attached hereto for its own use and for use of its successors and assigns (the "Assets");

     WARRANT AND COVENANT that no assignment, grant, mortgage, license or other agreement affecting the rights and property herein conveyed by the undersigned has been or will be made to others;

     WARRANT AND COVENANT that the Assets are free and clear of all liens and encumbrances and the use, distribution and showing of the assets will not infringe any copyright claims of any party;

     COVENANT, when requested and at the expense of the assignee, to execute all additional instruments and to do all things necessary for carrying out the purpose of this instrument;

     TO BE BINDING on the assigns and successors of the undersigned and extend to the successors and assigns.

     IN WITNESS WHEREOF, the undersigned hereby executes this agreement the 30th day of July, 1997.


                                   ASSIGNOR:

                                   WESTERN INTERNATIONAL, INC.

                                   By://s// KEN HARTFORD
                                   Name:  Ken Hartford
                                   Title: President